UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2021 (September 23, 2021)

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction odf incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660

Vancouver, Washington 98660

(Address of principal executive offices, including zip code)

(360) 980-8524

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sales of Equity Securities.

CytoDyn Inc., a Delaware corporation (the “Company”), is providing this disclosure under Item 3.02 because, as of September 23, 2021, its unregistered sales of equity securities, in the aggregate, since September 7, 2021, exceeded 1% of the shares of common stock outstanding as of May 31, 2021.

From September 21 through September 29, 2021, the Company issued in a private placement to accredited investors a total of 8,368,544 shares of its common stock, par value $0.001 per share (the “Common Stock”), together with warrants to purchase a total of 2,092,134 shares of Common Stock at exercise prices ranging from $1.10 to $1.80 per share. The securities were issued with a combined purchase price ranging from $1.10 to $1.80 per fixed combination of one share of Common Stock and one quarter of one warrant to purchase one share of Common Stock, for total gross proceeds to the Company of $9,902,700. The warrants have a five-year term and are immediately exercisable. Copies of the forms of warrant and subscription agreement were filed as Exhibits 4.1 and 10.1, respectively, to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 7, 2021. The foregoing summary of the terms of the forms of warrant and subscription agreement is subject to, and qualified in its entirety by, such documents.

The representations, warranties and covenants contained in the subscription agreements were made solely for the benefit of the parties to the subscription agreements. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the subscription agreements and not as statements of fact, and (ii) may apply standards of materiality that are different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the subscription agreements only provide information to investors regarding the terms of the private placement, and do not provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts regarding or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of each subscription agreement, which subsequent information may or may not be fully reflected in public disclosures.

The Company relied on the exemption provided by Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for the sales of securities to accredited investors in the private placement.

On September 21, 2021, the Company entered into a privately negotiated warrant exchange agreement (an “Exercise Inducement Agreement”) with an accredited investor, pursuant to which the investor purchased shares of common stock at $3.00 per share in exchange for a warrant with an exercise price of $1.00 per share. The Company issued 500,000 shares of common stock, as well as 1,500,000 additional shares as an inducement to exercise their warrant, for a total of 2,000,000 million shares of common stock. Gross proceeds from the privately negotiated warrant exchange were $1,500,000.

Also, from September 21 through September 23, 2021, the Company entered into Exercise Inducement Agreements with accredited investors, pursuant to which the investors purchased shares of common stock at prices ranging from $0.90 to $2.00 per share in exchange for warrants with exercise prices ranging from $0.45 to $1.00 per share. The Company issued 1,433,333 shares of common stock, as well as 1,433,333 additional shares as an inducement to exercise their warrants, for a total of 2,866,666 million shares of common stock. Gross proceeds from these private warrant exchanges were $1,900,000.

The shares issued pursuant to the Exercise Agreements were sold to accredited investors in reliance upon the exemption provided by Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act.

The form of Exercise Inducement Agreement was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 7, 2021. The foregoing summary of the terms of the Exercise Agreements is subject to, and qualified in its entirety by, such document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYTODYN INC.

Date: September 29, 2021	By	/s/ Antonio Migliarese
Antonio Migliarese Chief Financial Officer